UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

ANWORTH MORTGAGE ASSET CORPORATION
(Name of Registrant as Specified in Its Charter)

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Anworth Mortgage Asset Corporation

NEWS RELEASE

For release May 19, 2014

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

Anworth Has the Right Board, the Right Management and the Right Strategy to Continue

Delivering Stockholder Value Now and Into the Future

All Three Leading U.S. Proxy Advisory Firms Have Recommended

That Stockholders Vote for Anworth’s Director Nominees

The Unanimous Rejection of Every One of Western’s Nominees by All Proxy Advisory Firms Validates

Anworth’s Highly Qualified and Experienced Directors and Long-Term Strategy

Anworth Urges Stockholders to Vote FOR its Six Director Nominees

On the WHITE Proxy Card

SANTA MONICA, Calif. – May 19, 2014 – Anworth Mortgage Asset Corporation (NYSE: ANH) today reminded stockholders to protect their investment in Anworth by voting “FOR” all of the Company’s six director nominees on the WHITE proxy card at Anworth’s 2014 Annual Meeting of Stockholders on May 22, 2014.

It is important that stockholders vote as soon as possible – no matter how many or how few shares you own. Even if stockholders have already voted using the gold proxy card, you have the right to change your vote to the WHITE proxy card in support of Anworth’s director nominees: Lloyd McAdams, Lee A. Ault III, Joe E. Davis, Robert C. Davis, Joseph E. McAdams and Mark S. Maron.

Because time is short, all stockholders are encouraged to vote by telephone or Internet according to the instructions on the WHITE proxy card. Voting by telephone or Internet is the best way for stockholders to ensure that their votes will be counted. The Anworth Board of Directors also encourages all stockholders to disregard other proxy materials they may receive from Western Investment, LLC.

Western, an activist hedge fund which bought its entire 4.0% stake in Anworth in the last five months, is trying to take control of the Board without any long-term plan and without paying stockholders anything today for that control. Without any specific plan to enhance value, and with a slate of nominees that have zero experience at the helm of a public mortgage REIT, Anworth believes Western is putting the Company and your investment at significant risk. All three leading U.S. proxy advisory firms have recommended that Anworth stockholders vote AGAINST Western’s hand-picked nominees.

VOTE THE WHITE PROXY CARD FOR THE ANWORTH BOARD

THAT IS CREATING LONG-TERM VALUE AND DELIVERING RESULTS

•	Committed to Building Stockholder Value: The Anworth Board and management are executing an investment strategy that has delivered long-term returns on investment for ALL Anworth stockholders.

•	Positioning Anworth for Future Success: The Board has a proven track record of building value through strategic equity issuances and accretive buybacks, and is taking significant action to increase long-term returns on investment and position Anworth for increased growth, dividend income and steady investment returns.

•	Experienced and Highly Qualified Directors: The Anworth Board consists of proven and qualified leaders with more than 80 years of combined experience in the mortgage REIT industry and is well-suited to continue to design and oversee management’s execution of Anworth’s investment and long-term growth strategy.

•	All Leading Proxy Advisory Firms Support Anworth’s Nominees: The three leading U.S. independent proxy advisor firms, Institutional Shareholder Services (ISS), Glass Lewis and Egan-Jones, have recommended that Anworth stockholders vote “FOR” the Company’s experienced and highly qualified nominees on the WHITE proxy card. ISS, Glass Lewis and Egan-Jones have all suggested that no change to Anworth’s Board is warranted, reaffirming the Company’s strong belief that it has the right Board, the right management team and the right investment strategy to deliver sustainable long-term returns to all stockholders.

DO NOT VOTE THE GOLD PROXY CARD FOR THE HANDPICKED NOMINEES OF A SHORT-TERM ACTIVIST HEDGE FUND WITH NO LONG-TERM STRATEGY

NO CHANGE TO ANWORTH’S BOARD IS WARRANTED. WESTERN’S NOMINEES HAVE NO EXPERIENCE WHATSOEVER AS DIRECTORS, OFFICERS OR MANAGERS OF A PUBLIC MORTGAGE REIT

•	Shifting Strategy Without Any Specific Plan to Increase Returns: Western continues to change its “plan” for Anworth – shifting its proposal from “a liquidation” to “engaging a new manager” or “evaluating strategic alternatives,” and has yet to offer any investment strategy, business model or specific proposal to build long-term value and increase returns.

•	Western’s Only Proposals Are Already Being Executed by Anworth: The only specific recommendations that Western has disclosed for Anworth – to aggressively pursue share repurchases and hire an investment bank – are already being pursued by the Board and management. Anworth has been repurchasing shares since 2005 at a discount to book value, with its buyback program continuing to this day, and the Board’s 100% independent Strategic Review Committee has already engaged Credit Suisse to identify specific transactions to execute Anworth’s announced diversification strategy and make recommendations regarding potential capital markets transactions.

•	We Believe Western and its Nominees Do Not Have the Background, Experience or Qualifications to Run and Oversee Anworth: Western and its slate of nominees have no experience whatsoever as directors, officers or managers of a publicly traded REIT. In contrast, Anworth’s proven Board and management team have over 80 years of combined experience in the mortgage REIT industry.

STOCKHOLDERS ARE URGED TO PROTECT THEIR INVESTMENT INCOME AND

THE LONG-TERM VALUE OF THEIR ANWORTH STOCK

VOTE TO ELECT ALL SIX OF ANWORTH’S DIRECTOR NOMINEES

VOTE THE WHITE PROXY CARD TODAY!

The Anworth Board of Directors urges stockholders to protect the value of their investment by affirmatively voting “FOR” the election of all of the Board’s six director nominees: Lloyd McAdams, Lee A. Ault III, Joe E. Davis, Robert C. Davis, Joseph E. McAdams and Mark S. Maron on the WHITE proxy card.

ANWORTH RECOMMENDS THAT STOCKHOLDERS DISREGARD ANY GOLD PROXY CARD AND PROXY MATERIAL THEY RECEIVE FROM OR ON BEHALF OF WESTERN

The Anworth Board urges stockholders NOT to sign or return any gold proxy card they may already have received or will receive from or on behalf of Western. Instead, the Board urges stockholders to complete, sign, date and return only the WHITE proxy card enclosed with this letter and return it in the pre-addressed envelope provided. Stockholders may also refer to the instructions on the WHITE proxy card to vote their shares via the Internet or by phone.

All stockholder votes are extremely important, no matter how many or how few shares they own. We recommend that all stockholders vote today by telephone, online, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. We urge stockholders to not return the gold card, even to vote against Western’s nominees, as doing so will cancel out any previous vote that has been cast for the Board’s director nominees.

If you have questions or need assistance voting your WHITE proxy card,

please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. A small part of our business also consists of home rentals, where we acquire single-family residential properties within our target markets and lease them to quality tenants. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.